SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported May 25, 2006)

NOMURA ASSET ACCEPTANCE CORPORATION

(as depositor under the Pooling and Servicing Agreement,
dated as of May 1, 2006, providing for the issuance of
Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF1, Mortgage Pass-Through Certificates)

NOMURA ASSET ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-132108	13-3672336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On May 25, 2006, a series of certificates, entitled Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF1, Mortgage Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of May 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor (the “Sponsor”), GMAC Mortgage Corporation, as servicer (the “Servicer”), Wells Fargo Bank, N.A., as securities administrator (“Securities Administrator”) and master servicer (“Master Servicer”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Certificates consist of twenty-seven (27) classes of certificates, designated as the “Class I-A-1A Certificates”, “Class I-A-1B Certificates”, “Class I-A-2 Certificates”, “Class I-A-3 Certificates”, “Class I-A-4 Certificates”, “Class I-A-5 Certificates”, “Class I-A-IO Certificates”, “Class I-M-1 Certificates”, “Class I-M-2 Certificates”, “Class I-M-3 Certificates”, “Class II-A Certificates”, “Class III-A-1 Certificates”, “Class III-A-2 Certificates”, “Class IV-A-1 Certificates”, “Class IV-A-2 Certificates”, “Class V-A Certificates”, “Class C-B-1 Certificates”, “Class C-B-2 Certificates”, “Class C-B-3 Certificates”, “Class C-B-4 Certificates”, “Class C-B-5 Certificates”, “Class C-B-6 Certificates”, “Class I-X Certificates”, “Class I-P Certificates”, “Class I-R Certificates”, “Class P Certificates” and “Class R Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund, consisting of a pool of mortgage loans (the “Mortgage Pool’”) of conventional, one- to four- family, fixed and adjustable rate, first lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $695,572,322 as of May 1, 2006. The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated May 25, 2006, between Sponsor, as seller, and Depositor. The Class I-A-1A Certificates, Class I-A-1B Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5 Certificates, Class I-A-IO Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates, Class I-M-3 Certificates, Class II-A Certificates, Class III-A-1 Certificates, Class III-A-2 Certificates, Class IV-A-1 Certificates, Class IV-A-2 Certificates, Class V-A Certificates, Class C-B-1 Certificates, Class C-B-2 Certificates and Class C-B-3 Certificates were sold by the Depositor to Nomura Securities International, Inc. (the “Underwriter”) pursuant to the Amended and Restated Underwriting Agreement, dated February 26, 2004, as amended and restated to and including January 1, 2006, between the Depositor and the Underwriter, and the Terms Agreement, dated May 25, 2006, between the Depositor and the Underwriter.

The Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)		Pass-Through Rate
I-A-1A		$155,422,000	Floating
I-A-1B		$30,000,000	5.89400
I-A-2		$95,809,000	6.15900
I-A-3		$25,756,000	6.40800
I-A-4		$40,953,000	6.63400
I-A-5		$41,764,000	6.26800
I-A-IO	$	Notional	4.50000
I-M-1		$11,256,000	6.46600
I-M-2		$9,344,000	6.66400
I-M-3		$8,070,000	6.95000
II-A		$22,383,000	6.39880
III-A-1		$139,053,000	6.63868
III-A-2		$15,450,000	6.63868
IV-A-1		$40,608,000	6.39754
IV-A-2		$4,512,000	6.39754
V-A		$27,133,000	6.32849
C-B-1		$8,259,000	6.53967
C-B-2		$4,874,000	6.53967
C-B-3		$3,114,000	6.53967

(1) Approximate.

The Certificates, other than the Class C-B-4, Class C-B-5, Class C-B-6, Class I-X, Class I-P, Class I-R, Class P and Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated May 25, 2006 (the “Prospectus Supplement”), and the Prospectus, dated April 24, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class C-B-4, Class C-B-5, Class C-B-6, Class I-X, Class I-P, Class I-R, Class P and Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01          Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of May 1, 2006, by and among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage Corporation, as Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-AF1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2006
NOMURA ASSET ACCEPTANCE CORPORATION

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of May 1, 2006, by and among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage Corporation, as Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-AF1 Certificates.	7